Exhibit 99.1

2U, Inc. Reports First Quarter 2019 Financial Results

Delivers 32% year-over-year growth

LANHAM, Md. — May 7, 2019 — 2U, Inc. (Nasdaq: TWOU), a global leader in education technology, today reported financial and operating results for the first quarter ended March 31, 2019.

First Quarter 2019 Results

•                  Revenue was $122.2 million, an increase of 32% from $92.3 million in the first quarter of 2018.

•                  Net loss was $(21.6) million, or $(0.37) per share, compared to $(14.9) million, or $(0.28) per share, in the first quarter of 2018.

•                  Adjusted net loss was $(8.6) million, or $(0.15) per share, compared to $(6.1) million, or $(0.12) per share, in the first quarter of 2018.

•                  Adjusted EBITDA loss was $(3.2) million, compared to $(1.5) million in the first quarter of 2018.

“2U delivered another strong quarter,” Co-Founder and CEO Christopher “Chip” Paucek said. “Our business is transforming and diversifying in exciting ways that further cement 2U’s market-leading position and allow us to better meet the demands of lifelong learners, all while delivering sustainable growth and great outcomes in shared alignment with our partners.”

Recent Developments

2U recently announced the following:

•                  May 6, 2019: A top workplace recognition by The Denver Post for the third consecutive year.

•                  April 7, 2019: An Agreement and Plan of Merger and Reorganization to acquire Trilogy Education Services, Inc. (“Trilogy”), a workforce accelerator that empowers the world’s leading universities to prepare professionals for high-growth careers in the digital economy. Trilogy’s intensive, skills-based training programs bridge regional talent gaps in coding, data analytics, UX/UI, and cybersecurity in more than 50 cities around the globe. The completion of the acquisition is subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain other customary closing conditions.

•                  April 3, 2019: A new partnership with Arcadia University to deliver two new hybrid degrees for healthcare and medical professionals.

•                  February 25, 2019: A new partnership with the Jack, Joseph and Morton Mandel School of Applied Social Sciences at Case Western Reserve University to deliver an online Master of Science in Social Administration (MSSA).

Segment Name Change

As of the date of this earnings release, 2U has changed the name of its Short Course Segment to Alternative Credential Segment. We elected to change the name of this segment from Short Course to Alternative Credential because we believe the name, Alternative Credential, more accurately describes this segment as we expand our offerings along the career curriculum continuum.

Financial Outlook

Based on information available as of today, 2U is issuing the following guidance for the second quarter and full-year of 2019. This guidance assumes foreign currency exchange rates as of March 31, 2019 for the U.S. dollar/South African rand and the U.S. dollar/British pound. Other than transaction costs incurred in the first quarter of 2019, it does not include the impact of the Trilogy acquisition that the Company expects to close in late-May 2019.

	2Q 2019	FY 2019
(in millions, except per share amounts)
Revenue	$124.3 - $125.0	$534.0 - $537.0
Net loss	$(36.0) - $(35.5)	$(79.0) - $(77.2)
Net loss per share	$(0.61) - $(0.60)	$(1.35) - $(1.32)
Adjusted net loss	$(20.8) - $(20.3)	$(20.0) - $(18.2)
Adjusted net loss per share	$(0.36) - $(0.35)	$(0.34) - $(0.31)
Weighted-average shares of common stock outstanding, basic	58.6	58.7
Adjusted EBITDA (loss)	$(13.1) - $(12.6)	$12.5 - $14.3
Stock-based compensation expense	$14.0 - $14.2	$52.2 - $52.6

2U expects that of the revenue it recognizes in the second half of 2019, approximately 48% will be recognized in the third quarter.

Note that 2U’s previously announced intention to increase marketing spend in the first half of 2019 is reflected in this guidance and has the effect of driving larger second quarter losses than would be expected based on typical performance patterns. Further note that cost seasonality in the second and fourth quarters typically reduces margins in the first half of each year and improves margins in the second half of each year, so second-half margins should not be viewed as being a run rate for the first half of the following year.

Non-GAAP Measures

To supplement the Company’s consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted net income (loss) per share, which are non-GAAP financial measures.

We define adjusted EBITDA as net income or net loss, as applicable, before net interest income (expense), taxes, depreciation and amortization expense, foreign currency gains or losses, acquisition-related gains or losses, transaction costs (including advisory fees and integration and restructuring expenses) and stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenue.

We define adjusted net income (loss) as net income or net loss, as applicable, before foreign currency gains or losses, acquisition-related gains or losses, transaction costs (including advisory fees and integration and restructuring expenses) and stock-based compensation expense. Adjusted net income (loss) per share is calculated as adjusted net income (loss) divided by diluted weighted-average shares of common stock outstanding for periods which result in adjusted net income, and basic weighted-average shares outstanding for periods which result in an adjusted net loss.

As of the date of this earnings release, we revised our definition of adjusted EBITDA and adjusted net income (loss) to exclude the impact of transaction costs in connection with the acquisition of Trilogy. We believe this change is meaningful to investors because we did not have material transaction costs in prior periods and as a result, excluding the impact of such costs beginning in this period facilitates a period-to-period comparison of our business.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements. These non-GAAP measures are key metrics Company management uses to compare the Company’s performance to that of prior periods for trend analyses and for budgeting and planning purposes. These measures also provide useful information to investors and analysts relating to 2U’s financial condition and results of operations. These financial measures are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. In addition, these financial measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

For more information on 2U’s non-GAAP financial measures and reconciliations of such measures to the nearest GAAP measures, see the reconciliation tables at the end of this press release under the heading “Reconciliation of Non-GAAP Measures.” 2U urges investors to review these reconciliations and not to rely on any single financial measure to evaluate the Company’s business.

Conference Call Information

What:	2U, Inc.’s first quarter 2019 financial results conference call
When:	Tuesday, May 7, 2019
Time:	5 p.m. ET
Live Call:	(877) 359-9508
Webcast:	investor.2U.com

About 2U, Inc. (Nasdaq: TWOU)

Eliminating the back row in higher education is more than just a metaphor, it’s our mission. For more than a decade, 2U, Inc., a global leader in education technology, has been improving lives by powering world-class digital education. As a trusted partner and brand steward of great universities, we build, deliver, and support online graduate programs and certificates for working adults. Our industry-leading short courses, offered by GetSmarter, are designed to equip lifelong learners with in-demand career skills. To learn more, visit 2U.com. #NoBackRow

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding the acquisition of Trilogy, future results of the operations and financial position of 2U, Inc., including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, risks related to the acquisition of Trilogy, including failure to obtain applicable regulatory approvals in a timely manner or at all, integration risks and failure to achieve the anticipated benefits of the Trilogy acquisition, trends in the higher education market and the market for online education, and expectations for growth in those markets; the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies; our ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security; our expectations about the potential benefits of our cloud-based software-as-a-service, or SaaS, technology and technology-enabled services to university clients and students; our dependence on third parties to provide certain technological services or components used in our platform; our ability to meet the anticipated launch dates of our graduate programs and short courses; our expectations about the predictability, visibility and recurring nature of our business model; our ability to acquire new university clients and expand our graduate programs and short courses with existing university clients; our ability to successfully integrate the operations of Get Educated International Proprietary Limited, or GetSmarter, achieve the expected benefits of the acquisition and manage, expand and grow the combined company; our ability to execute our growth strategy in the international, undergraduate and non-degree alternative markets; our ability to continue to acquire prospective students for our graduate programs and short courses; our ability to affect or increase student retention in our graduate programs; our ability to attract, hire and retain qualified employees; our expectations about the scalability of our cloud-based platform; our expectations regarding future expenses in relation to future revenue; potential changes in regulations applicable to us or our university clients; and our expectations regarding the amount of time our cash balances and other available financial resources will be sufficient to fund our operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and other reports filed with the Securities and Exchange Commission. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Investor Relations Contact: Ed Goodwin, 2U, Inc., egoodwin@2U.com

Media Contact: Molly Forman, 2U, Inc., mforman@2U.com

2U, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	March 31, 2019	December 31, 2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$423,606	$449,772
Investments	—	25,000
Accounts receivable, net	70,262	32,636
Prepaid expenses and other assets	28,260	14,272
Total current assets	522,128	521,680
Property and equipment, net	54,098	52,299
Right-of-use assets	33,070	—
Goodwill	61,498	61,852
Amortizable intangible assets, net	144,957	136,605
University payments and other assets, non-current	48,659	34,918
Total assets	$864,410	$807,354
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$48,502	$27,647
Accrued compensation and related benefits	16,225	23,001
Deferred revenue	24,531	8,345
Lease liability	4,871	—
Other current liabilities	8,104	9,487
Total current liabilities	102,233	68,480
Deferred government grant obligations	3,500	3,500
Deferred tax liabilities, net	6,086	6,949
Lease liability, non-current	57,359	—
Other liabilities, non-current	637	23,416
Total liabilities	169,815	102,345
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 58,189,318 shares issued and outstanding as of March 31, 2019; 57,968,493 shares issued and outstanding as of December 31, 2018	58	58
Additional paid-in capital	969,143	957,631
Accumulated deficit	(265,720)	(244,166)
Accumulated other comprehensive loss	(8,886)	(8,514)
Total stockholders’ equity	694,595	705,009
Total liabilities and stockholders’ equity	$864,410	$807,354

2U, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2019	2018
Revenue	$122,234	$92,288
Costs and expenses
Curriculum and teaching	6,701	4,307
Servicing and support	20,174	15,233
Technology and content development	19,794	13,840
Marketing and sales	76,961	53,058
General and administrative	23,023	21,869
Total costs and expenses	146,653	108,307
Loss from operations	(24,419)	(16,019)
Interest income	2,349	342
Interest expense	(55)	(27)
Other expense, net	(370)	(395)
Loss before income taxes	(22,495)	(16,099)
Income tax benefit	941	1,228
Net loss	$(21,554)	$(14,871)
Net loss per share, basic and diluted	$(0.37)	$(0.28)
Weighted-average shares of common stock outstanding, basic and diluted	58,138,692	52,687,299
Other comprehensive loss
Foreign currency translation adjustments, net of tax of $0 for all periods presented	(372)	4,632
Comprehensive loss	$(21,926)	$(10,239)

2U, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities
Net loss	$(21,554)	$(14,871)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	9,698	7,375
Stock-based compensation expense	9,584	7,122
Non-cash lease expense	2,634	—
Changes in operating assets and liabilities:
Accounts receivable, net	(37,522)	(26,109)
Payments to university clients	(10,595)	(3,826)
Prepaid expenses and other assets	(10,489)	(4,306)
Accounts payable and accrued expenses	17,536	6,010
Accrued compensation and related benefits	(6,768)	(5,437)
Deferred revenue	16,215	14,484
Other liabilities, net	(1,640)	331
Other	373	395
Net cash used in operating activities	(32,528)	(18,832)
Cash flows from investing activities
Purchases of property and equipment	(3,164)	(1,856)
Additions of amortizable intangible assets	(13,570)	(21,805)
Purchase of equity interests	(2,500)	—
Proceeds from maturities of investments	25,000	—
Advances repaid by university clients	200	—
Net cash provided by (used in) investing activities	5,966	(23,661)
Cash flows from financing activities
Proceeds from exercise of stock options	1,928	2,120
Tax withholding payments associated with settlement of restricted stock units	—	(1,002)
Payments for acquisition of amortizable intangible assets	(1,283)	—
Net cash provided by financing activities	645	1,118
Effect of exchange rate changes on cash	(249)	115
Net decrease in cash and cash equivalents	(26,166)	(41,260)
Cash and cash equivalents, beginning of period	449,772	223,370
Cash and cash equivalents, end of period	$423,606	$182,110

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net loss to adjusted net loss for each of the periods indicated:

	Three Months Ended March 31,
	2019	2018
	(in thousands, except share and per share amounts)
Net loss	$(21,554)	$(14,871)
Adjustments:
Foreign currency loss	370	395
Amortization of acquired intangible assets	1,426	1,680
Income tax benefit on amortization of acquired intangible assets	(391)	(460)
Transaction costs	1,931	—
Stock-based compensation expense	9,584	7,122
Total adjustments	12,920	8,737
Adjusted net loss	$(8,634)	$(6,134)
Net loss per share, basic and diluted (1)	$(0.37)	$(0.28)
Adjusted net loss per share, basic and diluted (1)	$(0.15)	$(0.12)
Weighted-average shares of common stock outstanding, basic and diluted	58,138,692	52,687,299

(1)         The Company computes net income (loss) per share and/or adjusted net income (loss) per share using diluted weighted-average shares of common stock outstanding for periods which result in net income and/or adjusted net income, and uses basic weighted-average shares of common stock outstanding for periods which result in net loss and/or adjusted net loss.

The following table presents a reconciliation of net loss to adjusted EBITDA (loss) for each of the periods indicated:

	Three Months Ended March 31,
	2019	2018
	(in thousands)
Net loss	$(21,554)	$(14,871)
Adjustments:
Interest income	(2,349)	(342)
Interest expense	55	27
Foreign currency loss	370	395
Depreciation and amortization expense	9,698	7,375
Income tax benefit	(941)	(1,228)
Transaction costs	1,931	—
Stock-based compensation expense	9,584	7,122
Total adjustments	18,348	13,349
Adjusted EBITDA (loss)	$(3,206)	$(1,522)

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents (i) a reconciliation of net loss guidance to adjusted net income (loss) guidance and adjusted EBITDA (loss) guidance and (ii) a reconciliation of net loss per share guidance to adjusted net income (loss) per share guidance, each at the midpoint of the ranges provided by the Company, for each of the periods indicated:

	Three Months Ending		Year Ending
	June 30, 2019		December 31, 2019
	$	$/Share	$	$/Share
	(in thousands, except per share amounts)
Net loss	$(35,700)	$(0.61)	$(78,075)	$(1.33)
Foreign currency loss	—	—	375	—
Amortization of acquired intangible assets	1,600	0.03	6,200	0.11
Income tax benefit on amortization of acquired intangible assets	(425)	(0.01)	(1,700)	(0.03)
Transaction costs **	—	—	1,950	0.03
Stock-based compensation expense	13,975	0.24	52,200	0.89
Adjusted net loss	(20,550)	(0.35)	(19,050)	(0.33)
Net interest income	(950)	*	(4,525)	*
Depreciation and amortization expense	8,925	*	36,650	*
Income tax (benefit) expense	(275)	*	375	*
Adjusted EBITDA (loss)	$(12,850)	$ *	$13,450	$ *
Projected weighted-average shares of common stock outstanding, basic		58,600		58,700

*                                         Not provided.

**                                  Transaction costs related to Trilogy are not forecasted in the second quarter or for the remainder of the year. The year end expenses presented only related to those expenses actually incurred in the first quarter of 2019.

2U, Inc.

Key Financial Performance Metrics

(unaudited)

Full Course Equivalent Enrollments

Graduate Program Segment

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in our Graduate Program Segment for the last eight quarters.

	Q2 ‘17	Q3 ‘17	Q4 ‘17	Q1 ‘18	Q2 ‘18	Q3 ‘18	Q4 ‘18	Q1 ‘19
Graduate Program full course equivalent enrollments	23,903	24,062	27,082	29,770	30,548	32,665	34,695	39,512

Graduate Program average revenue per full course equivalent enrollment	$2,719	$2,740	$2,758	$2,706	$2,658	$2,747	$2,792	$2,637

Alternative Credential Segment

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in our Alternative Credential Segment for the last seven quarters, since the acquisition of GetSmarter on July 1, 2017.

	Q3 ‘17	Q4 ‘17	Q1 ‘18	Q2 ‘18	Q3 ‘18	Q4 ‘18	Q1 ‘19
Alternative Credential full course equivalent enrollments	4,079	6,751	6,002	8,222	8,937	9,041	9,128

Alternative Credential average revenue per full course equivalent enrollment*	$1,232	$1,777	$1,954	$1,972	$1,930	$2,015	$1,979

*                                         The calculation of alternative credential average revenue per full course equivalent enrollment includes $0.7 million of revenue that was excluded from the results of operations in the third quarter of 2017, due to an adjustment recorded as part of the valuation of GetSmarter.